Exhibit 21.1

Subsidiaries of the Registrant

Name of Company	State of Organization
203 Organix, L.L.C.	Arizona

Columbia Care - Arizona, Tempe, L.L.C.	Arizona

Columbia Care-Arizona, Prescott, L.L.C.	Arizona

Salubrious Wellness Clinic, Inc.	Arizona

Access Bryant SPC	California

CA Care LLC	California

CC CA Realty LLC	California

CC California LLC	California

Focused Health LLC	California

Mission Bay, LLC	California

PHC Facilities, Inc.	California

Resource Referral Services, Inc.	California

The Healing Center Of San Diego	California

The Wellness Earth Energy Dispensary, Inc.	California

Beacon Holdings, LLC	Colorado

Columbia Care Thornton LLC	Colorado

Dellock Digital, LLC	Colorado

Future Vision Brain Bank, LLC	Colorado

Futurevision, Ltd.	Colorado

High Rise Media, LLC	Colorado

Infuzionz, LLC	Colorado

Name of Company	State of Organization
Mj Brain Bank, LLC	Colorado

Rocky Mountain Tillage, LLC	Colorado

TGS Colorado Management, LLC	Colorado

TGS Global, LLC	Colorado

The Green Solution, LLC	Colorado

The Launch Pad LLC	Colorado

Columbia Care CT LLC	Connecticut

14 Street Health, LLC	Delaware

Avum, LLC	Delaware

CC MergerSub, LLC	Delaware

CC Procurement LLC	Delaware

CC VA HoldCo LLC	Delaware

Col. Care (Delaware) LLC	Delaware

Columbia Care - Arizona, Prescott DE, L.L.C.	Delaware

Columbia Care - Arizona, Tempe DE, L.L.C.	Delaware

Columbia Care Co Inc.	Delaware

Columbia Care DC LLC	Delaware

Columbia Care DE Management, LLC	Delaware

Columbia Care Delaware, LLC	Delaware

Columbia Care Illinois LLC	Delaware

Columbia Care International HoldCo LLC	Delaware

Columbia Care LLC	Delaware

Columbia Care Maine Holding Company LLC	Delaware

Name of Company	State of Organization
Columbia Care Maryland LLC	Delaware

Columbia Care Partners LLC	Delaware

Columbia Care PR LLC	Delaware

Columbia Care-Arizona LLC	Delaware

Deacon Merger Sub LLC	Delaware

District Social Equity Partners Inc.	Delaware

Equity Health Partners DE LLC	Delaware

Green Leaf Medical, LLC	Delaware

La Yerba Buena LLC	Delaware

Oveom LLC	Delaware

Tetra FinCo LLC	Delaware

Tetra Holdings LLC	Delaware

Tetra OpCo LLC	Delaware

Columbia Care CA LLC	Delaware

CCF HoldCo, LLC	Delaware

Columbia Care Florida LLC	Florida

Curative Health Cultivation LLC	Illinois

Curative Health LLC	Illinois

Columbia Care Adopt-A-Family Corp.	Massachusetts

Patriot Care Corp.	Massachusetts

Columbia Care MD, LLC	Maryland

Green Leaf Extracts, LLC	Maryland

Green Leaf Management, LLC	Maryland

Skd Reality, LLC	Maryland

Name of Company	State of Organization
Time For Healing, LLC	Maryland

Wellness Institute Of Maryland, LLC	Maryland

Columbia Care ME LLC	Maine

Columbia Care Michigan LLC	Michigan

Columbia Care New Jersey LLC	New Jersey

Columbia Care NM LLC	New Mexico

CC Logistics Services LLC	New York

Columbia Care Industrial Hemp LLC	New York

Columbia Care NY LLC	New York

Columbia Care NY Realty LLC	New York

Columbia Care NY RO LLC	New York

Cannascend Alternative Logan, L.L.C.	Ohio

Cannascend Alternative, LLC	Ohio

CC OH Realty LLC	Ohio

Columbia Care OH LLC	Ohio

Corsa Verde LLC	Ohio

Green Leaf Medical of Ohio II, LLC	Ohio

Green Leaf Medical of Ohio III, LLC	Ohio

CC PA Realty LLC	Pennsylvania

CCPA Industrial Hemp LLC	Pennsylvania

Columbia Care Pennsylvania LLC	Pennsylvania

Green Leaf Medicals LLC	Pennsylvania

Columbia Care Puerto Rico LLC	Puerto Rico

CCUT Pharmacy LLC	Utah

Name of Company	State of Organization
Columbia Care UT LLC	Utah

Columbia Care Eastern Virginia LLC	Virginia

Green Leaf Medical Of Virginia, LLC	Virginia

Columbia Care WV Industrial Hemp LLC	West Virginia

Columbia Care WV LLC	West Virginia

Columbia Care UK Ltd	United Kingdom

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